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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                                TENDER OF SHARES
                                       OF
                                  COMMON STOCK
             (INCLUDING ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                           LIBERTY TECHNOLOGIES, INC.
                                       TO
                                LTI MERGER, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                                   CRANE CO.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $.01 per share, and the associated Preferred Stock Purchase Rights, of Liberty Technologies, Inc. (the "Shares"), are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
                By Mail:                                By Hand Delivery:                         By Overnight Mail:
      First Chicago Trust Company                  First Chicago Trust Company                First Chicago Trust Company
    Tenders & Exchanges, Suite 4660       c/o Securities Transfer & Reporting Services      Tenders & Exchanges, Suite 4680
              P.O. Box 2569                      One Exchange Place, Third Floor               14 Wall Street, 8th Floor
   Jersey City, New Jersey 07303-2569            Attention: Tenders & Exchanges                New York, New York 10005
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                                                    New York, New York, 10006

                           By Facsimile Transmission:
                        (for Eligible Institutions Only)
                        (201) 222-4720 or (201) 222-4721

                         Facsimile Confirmation Number:
                                 (201) 222-4707

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

   The undersigned hereby tenders to LTI Merger, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Crane Co., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 14, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

Number of Shares:

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Share Certificate Numbers (if available):

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 [ ] Check here if Shares will be delivered by book-entry transfer.

Account Number
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Dated: ____, 1998

Name(s) of Record Holder(s):

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                             Please Type or Print
Address(es)

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                                                                      Zip Code
Area Code and Telephone Number:

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                                 Signature(s)
Dated:_______ , 1998

   The undersigned, a participant in the Security Transfer Agents Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) Nasdaq National Market trading days after the date of execution hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
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Address:
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                                                                     Zip Code
Area Code and
Telephone Number:
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Authorized Signature
Name:
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                             Please Type or Print
Title:
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Dated: _____, 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SUCH CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.